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Exhibit 5.1

May 31, 2006

Huntsman International LLC
500 Huntsman Way
Salt Lake City, UT 84108

        Re:  Registration Statement of Huntsman International LLC

Ladies and Gentlemen:

        Reference is made to the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-132984) filed by Huntsman International LLC, a Delaware limited liability company (the "Company"), with the Securities and Exchange Commission (the "Commission") on May 31, 2006 in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and exchange by the Company (the "Exchange Offer") of up to $175,000,000 aggregate principal amount of the Company's 7 3/8% Senior Subordinated Notes due 2015 and €135,000,000 aggregate principal amount of its 7 1/2% Senior Subordinated Notes due 2015 to be registered under the Securities Act (together, the "New Notes"), which New Notes will be guaranteed by each of the guarantors named in Schedule I hereto (the "Note Guarantors"), for a like principal amount of the Company's outstanding 7 3/8% Senior Subordinated Notes due 2015 and 7 1/2% Senior Subordinated Notes due 2015 (together, the "Old Notes"), which Old Notes have also been guaranteed by the Note Guarantors.

        In connection with the preparation of this opinion letter and as the basis for the opinions (the "Opinions") set forth below, we have made such investigations of the laws of the State of Utah, the laws of the State of New York, the DGCL (as defined below) and the DLLCA (as defined below) as we have deemed relevant and necessary, and we have examined such documents and records as we have deemed relevant and necessary, including the following:

          (a)   a photocopy of an executed counterpart of the Indenture dated as of December 17, 2004, among the Company, as issuer, the Note Guarantors, and Wells Fargo Bank, National Association as trustee (the "Indenture");

          (b)   the form of the Old Notes and the New Notes;

          (c)   the Guarantee, dated as of December 17, 2004 among Eurofuels LLC, Eurostar Industries LLC, Huntsman EA Holdings LLC, Huntsman Ethyleneamines Ltd., Huntsman International Financial LLC, Huntsman International Fuels, L.P., Huntsman Propylene Oxide Holdings LLC, Huntsman Propylene Oxide Ltd., Huntsman Texas Holdings LLC, the Company and Tioxide Group in favor of Wells Fargo Bank, N.A., as Trustee, the "Original Guarantee.";

          (d)   the Supplemental Indenture, dated August 16, 2005, among the Company, Wells Fargo Bank, N.A., as Trustee, and the Guarantors party thereto, the "New Guarantees" and, along with the Original Guarantee, the "Guarantees."

          (e)   a photocopy of the certificate of incorporation or articles of incorporation, as applicable, of each corporate Note Guarantor incorporated under the laws of the State of Delaware and each corporate Note Guarantor incorporated under the laws of the State of Utah, certified to our satisfaction;

          (f)    a photocopy of the articles of organization or certificate of formation, as applicable, and the operating agreement or limited liability company agreement, as applicable, of the Company, each limited liability company Note Guarantor organized under the laws of the State of Delaware and each limited liability company Note Guarantor organized under the laws of the State of Utah, certified to our satisfaction;

          (g)   a good standing certificate as to the Company and each Note Guarantor incorporated or organized under the laws of the State of Utah, issued by the Utah Department of Commerce,

  Division of Corporations and Commercial Code, and each Note Guarantor incorporated or organized under the laws of the State of Delaware, issued by the Secretary of State of the State of Delaware (each, a "Good Standing Certificate"); and

          (h)   the Opinion Certificate of an officer of the Company, each Note Guarantor organized under the laws of the State of Delaware and each Note Guarantor organized under the laws of the State of Utah, dated as of the date of this opinion letter (collectively, the "Opinion Certificate"), certifying to the matters specified therein and as to the resolutions adopted by the board of directors, managers, shareholders or members, as applicable, of the Company and such Note Guarantors authorizing the transactions contemplated by the Indenture.

        For purposes of this opinion letter, the following terms and phrases have the following meanings:

              (i)  "DGCL" means and is limited to the present published General Corporation Law of the State of Delaware as contained in the publication Delaware Laws Affecting Business Entities Annotated (Aspen Publishers, Inc.) (2006), the applicable provisions of the Delaware constitution and the present published judicial decisions interpreting the General Corporation Law of the State of Delaware.

             (ii)  "DLLCA" means and is limited to the present published Limited Liability Company Act of the State of Delaware as contained in the publication Delaware Laws Affecting Business Entities Annotated (Aspen Publishers, Inc.) (2006), the applicable provisions of the Delaware constitution and the present published judicial decisions interpreting the Limited Liability Company Act of the State of Delaware.

            (iii)  "internal laws of the State of Utah" means and is limited to the laws of the State of Utah, excluding any principles of conflict of laws or any other provisions of Utah law that might require or permit the application of the law of any state or jurisdiction other than the State of Utah.

            (iv)  "laws of the State of Utah" or "Utah law" means and is limited to the present published statutes of the State of Utah, the applicable provisions of the Utah constitution, the administrative rules and regulations of agencies of the State of Utah as contained in the present published Utah Administrative Code and the present published decisions of the courts of the State of Utah.

            (iv)  "laws of the State of New York" or "New York law" means and is limited to present published statutes of the State of New York, the applicable provisions of the New York constitution, the administrative rules and regulations of agencies of the State of New York as contained in the present published Official Compilation of Codes, Rules and Regulations of the State of New York, and the present published decisions of the courts of the State of New York that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

        With respect to the Opinions, we have relied solely upon the opinions of (i) Vinson & Elkins L.L.P., Houston, Texas, as special counsel to Huntsman Ethyleneamines Ltd., a Texas limited partnership, Huntsman Fuels, L.P., a Texas limited Partnership, Huntsman International Fuels, L.P., a Texas limited partnership, Huntsman International Services Corporation, a Texas corporation, Huntsman Propylene Oxide Ltd., a Texas limited partnership, and Tioxide Group, an unlimited company organized under the laws of England (collectively, the "Texas and U.K. Guarantors"), and (ii) Walkers, as special counsel to Tioxide Americas Inc., a corporation incorporated under the laws of the Cayman Islands (the "Cayman Guarantor"), in each case, dated the date hereof, a copy of each of which is being filed as an exhibit to the Registration Statement, as to matters of the laws of the State of Texas, England and the Cayman Islands, respectively, with respect to each of (x) the Texas and U.K. Guarantors and the Cayman Guarantor being duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, (y) the Texas and U.K. Guarantors and the Cayman Guarantor having the corporate, limited partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its respective obligations under the Indenture and its respective Guarantees and (z) the Indenture being duly executed by the Texas and U.K. Guarantors and the Cayman Guarantor having duly authorized and executed the Indenture and its respective Guarantees, in each case, as set forth in such opinions.

        Based upon the examination described above, subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter and under current interpretations of the laws of the State of Utah, the laws of the State of New York, the DGCL and the DLLCA, we are of the opinion that:

          1.     The Company and each limited liability company Note Guarantor organized under the laws of the State of Delaware has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

          2.     Each limited liability company Note Guarantor organized under the laws of the State of Utah has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Utah.

          3.     Each corporate Note Guarantor incorporated under the laws of the State of Utah has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Utah.

          4.     Each corporate Note Guarantor incorporated under the laws of the State of Delaware has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          5.     The Company, each limited liability company Note Guarantor organized under the laws of the State of Delaware and each limited liability company Note Guarantor organized under the laws of the State of Utah has the limited liability company power and the limited liability company authority to execute and deliver the Indenture and to perform its respective obligations thereunder (including in the case of such Note Guarantors, the guarantee of the New Notes pursuant to the Indenture); and the limited liability company action required to be taken by the Company, each limited liability company Note Guarantor organized under the laws of the State of Utah and each limited liability company Note Guarantor organized under the laws of the State of Delaware for the due authorization, execution and delivery of the Indenture and the consummation by it of the transactions contemplated thereby (including in the case of such Note Guarantors, the guarantee of the New Notes pursuant to the Indenture) has been duly and validly taken.

          6.     Each corporate Note Guarantor incorporated under the laws of the State of Utah and each corporate Note Guarantor incorporated under the laws of the State of Delaware has the corporate power and corporate authority to execute and deliver the Indenture and to perform its respective obligations thereunder (including the guarantee of the New Notes pursuant to the Indenture); and the corporate action required to be taken by each corporate Note Guarantor incorporated under the laws of the State of Utah and each corporate Note Guarantor incorporated under the laws of the State of Delaware for the due authorization, execution and delivery of the Indenture and the consummation by it of the transactions contemplated thereby (including the guarantee of the New Notes pursuant to the Indenture) has been duly and validly taken.

          7.     The Indenture has been duly authorized, executed and delivered by the Company, each Note Guarantor incorporated or organized under the laws of the State of Utah and each Note Guarantor incorporated or organized under the laws of the State of Delaware.

          8.     When the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture in exchange for the Old Notes in accordance with the Indenture and the

  Exchange Offer, the New Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          9.     When the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the Guarantees of the Note Guarantors will be the legally valid and binding obligations of the Note Guarantors, enforceable against the Note Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        The Opinions are predicated upon and are limited by the matters set forth in the Opinions and are further subject to the qualifications, exceptions, assumptions and limitations set forth below:

          A.    The Opinions are limited to the laws of the State of Utah, the laws of the State of New York, the DGCL and the DLLCA. We express no opinion as to local laws or the laws of any other state or country.

          B.    In rendering the Opinions, we have assumed that each of the Company, each Note Guarantor organized under the laws of the State of Delaware and each Note Guarantor organized under the laws of the State of Utah has complied with the provisions of the securities laws, "blue sky" laws, securities regulations, and/or securities rules of any applicable state and the United States of America.

          C.    The Opinions that relate to specific agreements or documents, relate to the specified agreements or documents, and do not extend to documents, agreements or instruments referred to in such agreements or documents (even if incorporated therein by reference), or to any exhibits, annexes or schedules that are not expressly identified in this opinion letter as having been examined by us.

          D.    In rendering the Opinions, we have assumed (i) the genuineness of all signatures, (ii) the capacity and the authority of all individuals executing documents (other than officers of the Company, the Note Guarantors organized under the laws of the State of Delaware and the Note Guarantors organized under the laws of the State of Utah), (iii) the conformity to the original documents of all photocopies or facsimile copies submitted to us, whether certified or not, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity, in all material respects, of all copies of the Indenture to the copy of the Indenture examined by us.

          E.    The Opinions are limited to those expressly stated and no other opinions should be implied.

          F.     Unless otherwise specifically indicated, the Opinions are as of the date of this opinion letter and we assume no obligation to update or supplement the Opinions to reflect any facts or circumstances that may later come to our attention or any change in the law that may occur after the date of this opinion letter.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,
/s/ STOEL RIVES LLP Stoel Rives LLP

Schedule I

Name of Guarantor	Jurisdiction of Incorporation/Organization
Airstar Corporation	Utah
Eurofuels LLC	Delaware
Eurostar Industries LLC	Delaware
Huntsman Australia Inc.	Utah
Huntsman Chemical Company LLC	Utah
Huntsman Chemical Finance Corporation	Utah
Huntsman Chemical Purchasing Corporation	Utah
Huntsman EA Holdings LLC	Delaware
Huntsman Enterprises, Inc.	Utah
Huntsman Ethyleneamines Ltd.	Texas
Huntsman Expandable Polymers Company, LC	Utah
Huntsman Family Corporation	Utah
Huntsman Fuels, L.P.	Texas
Huntsman Group Holdings Finance Corporation	Utah
Huntsman Group Intellectual Property Holdings Corporation	Utah
Huntsman Headquarters Corporation	Utah
Huntsman International Chemicals Corporation	Utah
Huntsman International Financial LLC	Delaware
Huntsman International Fuels, L.P.	Texas
Huntsman International Services Corporation	Texas
Huntsman International Trading Corporation	Delaware
Huntsman MA Investment Corporation	Utah
Huntsman MA Services Corporation	Utah
Huntsman Petrochemical Canada Holdings Corporation	Utah
Huntsman Petrochemical Corporation	Delaware
Huntsman Petrochemical Finance Corporation	Utah
Huntsman Petrochemical Purchasing Corporation	Utah
Huntsman Polymers Corporation	Delaware
Huntsman Polymers Holdings Corporation	Utah
Huntsman Procurement Corporation	Utah
Huntsman Propylene Oxide Holdings LLC	Delaware
Huntsman Propylene Oxide Ltd.	Texas
Huntsman Purchasing, Ltd.	Utah
Huntsman Texas Holdings LLC	Delaware
JK Holdings Corporation	Delaware
Petrostar Fuels LLC	Delaware
Petrostar Industries LLC	Delaware
Polymer Materials Inc.	Utah
Tioxide Americas Inc.	Cayman Islands
Tioxide Group	U.K.

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  Exhibit 5.1